UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2020

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement.

On September 4, 2020, TheMaven, Inc. (“Maven”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors (the “Investors”), pursuant to which it sold an aggregate of 10,500 shares of Series J Convertible Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), at a stated value of $1,000 (the “Series J Stated Value”), for gross proceeds of $6.0 million. The Series J Preferred Stock is initially convertible into 15,000,000 shares of Maven’s Common Stock at a conversion rate equal to the Series J Stated Value divided by the conversion price of $0.70. The number of shares issuable upon conversion of the Series J Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares and similar transactions. All of the shares of Series J Preferred Stock convert automatically into shares of Common Stock on the date an amendment to Maven’s Certificate of Incorporation is filed and accepted with the State of Delaware that increases the number of authorized shares of Common Stock to at least a number permitting all the Series J Preferred Stock, all the Series H Convertible Preferred Stock and all the Series I Convertible Preferred Stock to be converted in full. Maven intends to use the proceeds from this financing for working capital and other general corporate purposes.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Securities Purchase Agreement, Maven agreed to register the shares issuable upon conversion of the Series J Preferred Stock for resale by the Investors. Maven has committed to file the registration statement by no later than the 30th calendar day following the date Maven files its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 2018 and December 31, 2019, (b) all its required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2020, and (c) any Form 8-K Reports that may be required through the last of the aforementioned filings with the Commission, but in no event later than April 30, 2021 (the “Filing Date”). Maven has also committed to cause the registration statement to become effective by no later than 60 days after the Filing Date (or, in the event of a full review by the staff of the Securities and Exchange Commission, 120 days following the Filing Date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by the Investors pursuant to the Securities Purchase Agreement

The foregoing is only a brief description of the respective material terms of the Securities Purchase Agreement and the Registration Rights Agreement, and is qualified in its entirety by reference to the forms of Securities Purchase Agreement and Registration Rights Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities

The information required by this item is incorporated by reference from Item 1.01 hereof.

The securities sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act and Regulation D promulgated thereunder for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Entry into Material Definitive Agreement

On September 4, 2020, William Sornsin stepped down from his position as Maven’s Chief Operating Officer.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: September 8, 2020	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer